Exhibit 23.2



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation in the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement of our report dated January 13, 1996, on the consolidated statements of operations, shareholders' equity, and cash flows of Teledyne, Inc. for the year ended December 31, 1995, which was previously incorporated by reference into Allegheny Teledyne Incorporated's Form 10-K for the year ended December 31, 1997, as amended.

/s/ Arthur Andersen LLP

Arthur Andersen LLP
Los Angeles, California
September 2, 1992